Exhibit 99.1

Byline Bancorp, Inc. Reports First Quarter 2022 Financial Results

Select First Quarter 2022 Financial Highlights

•
Net income of $22.3 million, or $0.58 per diluted share
•
Net interest income of $58.7 million and $19.4 million non-interest income
•
Total revenue1 of $78.2 million
•
Net interest margin of 3.81%
•
Return on average assets of 1.35%
•
Efficiency ratio of 54.96%
•
Non-interest bearing deposits 41.3% of total deposits
•
Originated loan and leases increased $299.5 million, total loan and lease production of $324.9 million
•
Common Equity Tier 1 to risk weighted assets of 10.75%

Chicago, IL, April 28, 2022 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us")(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $22.3 million, or $0.58 per diluted share, for the first quarter of 2022, compared with net income of $17.2 million, or $0.45 per diluted share, for the fourth quarter of 2021, and net income of $21.8 million, or $0.56 per diluted share, for the first quarter 2021.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., commented, “During the first quarter, we delivered strong results driven by solid loan and lease production and deposit gathering across our commercial banking platform. We continue to manage our operating expenses prudently, even as we invest for the future. Our credit quality remains strong, and we continue to approach credit decisions with a through-the-cycle lens. We continued to return capital to our stockholders, including repurchasing nearly $8 million of common stock. The year is off to a great start, and I would like to thank the Byline employees, who once again enabled our strong performance through their dedication and hard work.”

Alberto J. Paracchini, President of Byline Bancorp, Inc. added, “While the geopolitical and macro environment has become more volatile, we remain focused on executing our strategy. Despite this environment, our results during the quarter show we continued to effectively support our customers and I am encouraged that our more resilient and diversified franchise can generate solid returns in uncertain markets.”

Redemption of Series B Preferred Stock

On March 31, 2022, the Company redeemed all 10,438 outstanding shares of its 7.5% fixed-to-floating noncumulative perpetual preferred stock, Series B. The redemption totaled $10.6 million, including the quarterly dividend payment.

Board Declares Cash Dividend of $0.09 per Share

On April 26, 2022, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on May 23, 2022, to stockholders of record of the Company's common stock as of May 9, 2022.

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$74,822	$29	0.16%	$106,170	$42	0.16%	$55,477	$28	0.21%
Loans and leases(1)	4,670,070	55,426	4.81%	4,610,608	58,570	5.04%	4,432,246	53,808	4.92%
Taxable securities	1,339,345	5,475	1.66%	1,288,969	5,111	1.57%	1,430,625	5,379	1.52%
Tax-exempt securities(2)	169,652	1,124	2.69%	184,015	1,217	2.62%	179,364	1,194	2.70%
Total interest-earning assets	$6,253,889	$62,054	4.02%	$6,189,762	$64,940	4.16%	$6,097,712	$60,409	4.02%
Allowance for loan and lease losses	(55,885)			(59,144)			(66,989)
All other assets	507,982			568,451			557,042
TOTAL ASSETS	$6,705,986			$6,699,069			$6,587,765
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$579,297	$178	0.12%	$659,841	$236	0.14%	$546,730	$199	0.15%
Money market accounts	1,255,431	474	0.15%	1,089,398	345	0.13%	1,124,101	381	0.14%
Savings	649,269	76	0.05%	633,469	75	0.05%	577,504	67	0.05%
Time deposits	662,080	359	0.22%	688,154	381	0.22%	777,266	774	0.40%
Total interest-bearing deposits	3,146,077	1,087	0.14%	3,070,862	1,037	0.13%	3,025,601	1,421	0.19%
Other borrowings	290,545	395	0.55%	385,787	330	0.34%	649,639	502	0.31%
Subordinated notes and debentures	110,490	1,600	5.87%	110,341	1,589	5.71%	109,859	1,596	5.89%
Total borrowings	401,035	1,995	2.02%	496,128	1,919	1.53%	759,498	2,098	1.12%
Total interest-bearing liabilities	$3,547,112	$3,082	0.35%	$3,566,990	$2,956	0.33%	$3,785,099	$3,519	0.38%
Non-interest-bearing demand deposits	2,248,035			2,222,583			1,924,178
Other liabilities	78,678			70,521			72,036
Total stockholders’ equity	832,161			838,975			806,452
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,705,986			$6,699,069			$6,587,765
Net interest spread(3)			3.67%			3.83%			3.64%
Net interest income, fully taxable equivalent		$58,972			$61,984			$56,890
Net interest margin, fully taxable equivalent(2)(4)			3.82%			3.97%			3.78%
Tax-equivalent adjustment		(236)	0.01%		(256)	0.01%		(250)	0.01%
Net interest income		$58,736			$61,728			$56,640
Net interest margin(4)			3.81%			3.96%			3.77%

Net loan accretion impact on margin		$1,476	0.10%		$1,450	0.09%		$1,968	0.13%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

The following table presents net interest income for the periods indicated:

				March 31, 2022
	Three Months Ended			Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$55,426	$58,570	$53,808	(5.4)%	3.0%
Interest on securities	6,155	5,619	6,089	9.5%	1.1%
Other interest and dividend income	237	495	262	(52.2)%	(9.6)%
Total interest and dividend income	61,818	64,684	60,159	(4.4)%	2.8%
INTEREST EXPENSE
Deposits	1,087	1,037	1,421	4.8%	(23.5)%
Other borrowings	395	330	502	19.9%	(21.4)%
Subordinated notes and debentures	1,600	1,589	1,596	0.7%	0.3%
Total interest expense	3,082	2,956	3,519	4.3%	(12.4)%
Net interest income	$58,736	$61,728	$56,640	(4.8)%	3.7%

Net interest income for the first quarter of 2022 was $58.7 million, a decrease of $3.0 million, or 4.8%, from the fourth quarter of 2021.

The decrease in net interest income was primarily due to:

•
A decrease of $3.1 million in interest income on loans and leases, due to lower fee income mainly due to lower volume of PPP loan forgiveness.

Partially offset by:

•
An increase of $536,000 in interest income on securities due to the rising interest rate environment.

Tax-equivalent net interest margin for the first quarter of 2022 was 3.82%, a decrease of 15 basis points compared to the fourth quarter of 2021. Total net accretion income on acquired loans contributed 10 basis points to the net interest margin for the first quarter of 2022 compared to nine basis points for the fourth quarter of 2021, an increase of one basis point. PPP loan interest income and net fee income combined, contributed $2.7 million to net interest income for the first quarter of 2022 compared to $4.5 million for the fourth quarter of 2021.

The average cost of total deposits was 0.08% for the first quarter of 2022, flat compared to the fourth quarter of 2021. Average non-interest-bearing demand deposits increased $25.5 million, while average money market account deposits increased by $166.0 million. Average non-interest-bearing demand deposits were 41.7% of average total deposits for the first quarter of 2022 compared to 42.0% during the fourth quarter of 2021.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $5.0 million for the first quarter of 2022, an increase of $6.3 million compared to a recapture of provision of $1.3 million for the fourth quarter of 2021. The increase in provision during the first quarter of 2022 was mainly driven by changes to qualitative factors surrounding macroeconomic environment and growth in the loan and lease portfolio.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended			March 31, 2022 Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
NON-INTEREST INCOME
Fees and service charges on deposits	$1,884	$1,955	$1,664	(3.6)%	13.2%
Loan servicing revenue	3,380	3,392	2,769	(0.3)%	22.1%
Loan servicing asset revaluation	(1,231)	(2,510)	(1,505)	(50.9)%	(18.2)%
ATM and interchange fees	1,049	1,219	1,012	(14.0)%	3.6%
Net realized gains (losses) on securities available-for-sale	—	(21)	1,462	NM	NM
Change in fair value of equity securities, net	(151)	(98)	(206)	54.8%	(26.7)%
Net gains on sales of loans	10,827	12,924	8,319	(16.2)%	30.1%
Wealth management and trust income	1,048	764	768	37.3%	36.5%
Other non-interest income	2,620	1,389	1,459	88.7%	79.6%
Total non-interest income	$19,426	$19,014	$15,742	2.2%	23.4%

Non-interest income for the first quarter of 2022 was $19.4 million, an increase of $412,000, or 2.2%, compared to $19.0 million for the fourth quarter of 2021.

The increase in total non-interest income was primarily due to:

•
An increase of $1.2 million in other non-interest income due to higher swap income; and
•
A decrease of $1.3 million in loan servicing asset revaluation charges due to lower downward asset revaluation adjustment resulting from favorable fair value adjustments due to decreased prepayment speeds and discount rates.

Partially offset by:

•
A decrease in net gains on sales of loans of $2.1 million due to lower volume of sales and lower premium rates.

During the first quarter of 2022, we sold $102.3 million of U.S. government guaranteed loans compared to $113.9 million during the fourth quarter of 2021.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended			March 31, 2022 Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
NON-INTEREST EXPENSE
Salaries and employee benefits	$28,959	$28,850	$21,806	0.4%	32.8%
Occupancy and equipment expense, net	5,128	4,995	5,779	2.7%	(11.3)%
Impairment charge on assets held for sale	—	8,351	604	NM	NM
Loan and lease related expenses	(891)	2,328	951	NM	NM
Legal, audit and other professional fees	2,600	2,376	2,214	9.5%	17.5%
Data processing	3,186	3,070	2,755	3.8%	15.7%
Net loss recognized on other real estate owned and other related expenses	54	26	621	110.9%	(91.2)%
Other intangible assets amortization expense	1,596	1,738	1,749	(8.1)%	(8.7)%
Other non-interest expense	3,923	7,234	2,363	(45.8)%	66.0%
Total non-interest expense	$44,555	$58,968	$38,842	(24.4)%	14.7%

Non-interest expense for the first quarter of 2022 was $44.6 million, a decrease of $14.4 million, or 24.4%, from $59.0 million for the fourth quarter of 2021.

Byline Bancorp, Inc.

The decrease in total non-interest expense was primarily due to:

•
A decrease of $12.4 million in asset impairment charges, which were taken during the fourth quarter of 2021 due to branch consolidations and our real estate strategy; and
•
A decrease of $3.2 million in loan and lease related expenses mainly related to the recapture of government guaranteed loan expenses.

Our efficiency ratio was 54.96% for the first quarter of 2022 compared to 70.88% for the fourth quarter of 2021. Excluding asset impairment charges, our adjusted efficiency ratio1 was 55.46% for the fourth quarter of 2021.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

INCOME TAXES

We recorded income tax expense of $6.3 million during the first quarter of 2022, compared to $5.9 million during the fourth quarter of 2021. The effective tax rate was 22.0% and 25.5% for the first quarter of 2022 and fourth quarter of 2021, respectively. The decrease in the effective tax rate during the first quarter of 2022 was a result of income tax benefits related to share-based compensation.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.8 billion at March 31, 2022, an increase of $138.5 million compared to $6.7 billion at December 31, 2021.

The current quarter increase was primarily due to:

•
An increase in net loans and leases of $247.5 million primarily due to growth in originated commercial real estate and commercial and industrial loans.

Partially offset by:

•
A decrease in securities available-for-sale of $85.2 million due to changes in market values and additional paydowns received during the period.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	March 31, 2022		December 31, 2021		March 31, 2021
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,527,920	31.9%	$1,379,000	30.4%	$1,064,151	23.9%
Residential real estate	399,638	8.3%	379,796	8.4%	399,958	9.0%
Construction, land development, and other land	351,519	7.3%	323,886	7.1%	238,122	5.3%
Commercial and industrial	1,698,025	35.5%	1,534,745	33.8%	1,285,759	28.9%
Paycheck Protection Program	36,260	0.8%	123,712	2.7%	617,006	13.8%
Installment and other	945	0.0%	940	0.0%	1,094	0.0%
Leasing financing receivables	379,527	7.9%	352,247	7.8%	243,399	5.5%
Total originated loans and leases	$4,393,834	91.7%	$4,094,326	90.2%	$3,849,489	86.4%
Acquired impaired loans
Commercial real estate	$67,092	1.4%	$72,160	1.6%	$96,059	2.2%
Residential real estate	47,347	1.0%	49,401	1.1%	74,283	1.7%
Construction, land development, and other land	1,357	0.0%	1,312	0.0%	1,992	0.0%
Commercial and industrial	3,792	0.1%	4,014	0.1%	8,842	0.2%
Installment and other	163	0.0%	164	0.0%	191	0.0%
Total acquired impaired loans	$119,751	2.5%	$127,051	2.8%	$181,367	4.1%
Acquired non-impaired loans and leases
Commercial real estate	$184,353	3.8%	$214,588	4.7%	$271,458	6.0%
Residential real estate	47,735	1.0%	51,317	1.1%	71,038	1.6%
Construction, land development, and other land	196	0.1%	201	0.1%	210	0.0%
Commercial and industrial	37,794	0.8%	43,202	1.0%	69,795	1.6%
Installment and other	248	0.0%	264	0.0%	331	0.0%
Leasing financing receivables	5,157	0.1%	6,179	0.1%	10,932	0.3%
Total acquired non-impaired loans and leases	$275,483	5.8%	$315,751	7.0%	$423,764	9.5%
Total loans and leases	$4,789,068	100.0%	$4,537,128	100.0%	$4,454,620	100.0%
Allowance for loan and lease losses	(59,458)		(55,012)		(65,590)
Total loans and leases, net of allowance for loan and lease losses	$4,729,610		$4,482,116		$4,389,030

PPP loans outstanding were $36.3 million as of March 31, 2022, compared with $123.7 million at December 31, 2021. The decreased was as a result of forgiveness of PPP loans. Forgiveness for the first quarter 2022 was $73.7 million compared to $160.3 million for the fourth quarter of 2021. As of March 31, 2022, 279 PPP loans remain outstanding, and more than 94% of PPP loan balances have been forgiven.

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				March 31, 2022 Change from
(dollars in thousands)	March 31, 2022	December 31, 2021	March 31, 2021	December 31, 2021	March 31, 2021
Non-performing assets:
Non-accrual loans and leases	$20,277	$23,130	$37,084	(12.3)%	(45.3)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$20,277	$23,130	$37,084	(12.3)%	(45.3)%
Other real estate owned	2,221	2,112	5,952	5.2%	(62.7)%
Total non-performing assets	$22,498	$25,242	$43,036	(10.9)%	(47.7)%
Accruing troubled debt restructured loans (1)	$1,456	$1,927	$2,719	(24.4)%	(46.5)%
Total non-performing loans and leases as a percentage of total loans and leases	0.42%	0.51%	0.83%
Total non-performing assets as a percentage of total assets	0.33%	0.38%	0.64%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	293.23%	237.84%	176.87%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$1,832	$3,270	$3,388	(44.0)%	(45.9)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$1,832	$3,270	$3,388	(44.0)%	(45.9)%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.39%	0.44%	0.76%
Total non-performing assets not guaranteed as a percentage of total assets	0.30%	0.33%	0.59%

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Variances in non-performing assets were:

•
Non-performing loans and leases were $20.3 million at March 31, 2022, a decrease of $2.9 million from $23.1 million at December 31, 2021 primarily due to payoffs.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	March 31,		December 31,	March 31,
(dollars in thousands)	2022		2021	2021
Allowance for loan and lease losses, beginning of period	$55,012		$60,598	$66,347
Provision/(recapture) for loan and lease losses	4,995		(1,293)	4,367
Net charge-offs of loans and leases	(549)		(4,293)	(5,124)
Allowance for loan and lease losses, end of period	$59,458		$55,012	$65,590

Allowance for loan and lease losses to period end total loans and leases held for investment	1.24%		1.21%	1.47%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.05%		0.37%	0.47%
Provision/(recapture) for loan and lease losses to net charge-offs during the period	9.09	x	(0.30)x	0.85	x

Byline Bancorp, Inc.

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 1.24% at March 31, 2022 compared to 1.21% at December 31, 2021.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, otherwise known as "CECL", which replaces the incurred loss impairment methodology with a methodology that reflects current expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies. The Company anticipates adopting the standard on December 31, 2022. We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the first quarter of 2022 were $549,000, or 0.05% of average loans and leases, on an annualized basis, a decrease of $3.7 million compared to $4.3 million, or 0.37% of average loans and leases, during the fourth quarter of 2021, and a decrease of $4.6 million from $5.1 million or 0.47% of average loans and leases from the comparable period a year ago.

Net charge-offs for the first quarter of 2022 included $362,000 in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the fourth quarter of 2021 and first quarter of 2021 included $1.5 million and $3.3 million, respectively, in the unguaranteed portion of U.S. government guaranteed loans.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				March 31, 2022 Change from
(dollars in thousands)	March 31, 2022	December 31, 2021	March 31, 2021	December 31, 2021	March 31, 2021
Non-interest-bearing demand deposits	$2,281,612	$2,158,420	$2,015,643	5.7%	13.2%
Interest-bearing checking accounts	596,497	572,426	567,660	4.2%	5.1%
Money market demand accounts	1,357,679	1,106,272	1,075,330	22.7%	26.3%
Other savings	659,218	638,218	600,725	3.3%	9.7%
Time deposits (below $250,000)	505,141	532,589	579,682	(5.2)%	(12.9)%
Time deposits ($250,000 and above)	129,955	147,122	185,500	(11.7)%	(29.9)%
Total deposits	$5,530,102	$5,155,047	$5,024,540	7.3%	10.1%

Total deposits increased to $5.5 billion at March 31, 2022 compared to $5.2 billion at December 31, 2021. Non-interest-bearing deposits were 41.3% and 41.9% of total deposits at March 31, 2022 and December 31, 2021, respectively.

The increase in the current quarter was primarily due to:

•
An increase in money market demand accounts of $251.4 million, driven primarily by business accounts; and
•
An increase in non-interest-bearing deposits of $123.2 million, due to increases in commercial deposits.

Partially offset by:

•
A decrease in time deposits of $44.6 million, principally driven by maturities.

Total borrowings and other liabilities were $515.9 million at March 31, 2022, a decrease of $188.9 million from $704.7 million at December 31, 2021, primarily driven by a $210.0 million decrease in FHLB advances.

Stockholders’ Equity

Total stockholders’ equity was $788.7 million at March 31, 2022, a decrease of $47.7 million from $836.4 million at December 31, 2021. The decrease was primarily due to an increase in accumulated other comprehensive loss,

Byline Bancorp, Inc.

the repurchase of shares of our common stock under the Company's stock repurchase program, and the redemption of the Series B Preferred Stock. These were offset by an increase to retained earnings.

Under its stock repurchase program, the Company repurchased an aggregate 282,819 shares of its common stock at an average price of $26.84 per share during the first quarter of 2022.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of March 31, 2022:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
March 31, 2022	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$837,188	13.72%	$488,018	8.00%	N/A	N/A
Bank	779,153	12.81%	486,427	8.00%	$608,034	10.00%
Tier 1 capital to risk weighted assets:
Company	$700,728	11.49%	$366,013	6.00%	N/A	N/A
Bank	$717,693	11.80%	364,820	6.00%	$486,427	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$655,728	10.75%	$274,510	4.50%	N/A	N/A
Bank	717,693	11.80%	273,615	4.50%	$395,222	6.50%
Tier 1 capital to average assets:
Company	$700,728	10.70%	$261,913	4.00%	N/A	N/A
Bank	717,693	10.97%	$261,750	4.00%	$327,187	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, April 29, 2022 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (844) 200-6205; passcode 864125. A recorded replay can be accessed through May 13, 2022 by dialing (866) 813-9403; passcode: 091877.

A slide presentation relating to our first quarter 2022 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.8 billion in assets and operates more than 30 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve

Byline Bancorp, Inc.

estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
ASSETS
Cash and due from banks	$48,015	$35,247	$46,900	$50,558	$47,101
Interest bearing deposits with other banks	105,564	122,684	95,978	52,138	66,038
Cash and cash equivalents	153,579	157,931	142,878	102,696	113,139
Equity and other securities, at fair value	10,677	10,578	10,299	10,575	8,557
Securities available-for-sale, at fair value	1,369,368	1,454,542	1,427,605	1,495,789	1,675,907
Securities held-to-maturity, at amortized cost	3,882	3,885	3,887	3,890	3,892
Restricted stock, at cost	13,977	22,002	15,927	11,927	19,057
Loans held for sale	39,520	64,460	48,372	25,046	28,584
Loans and leases:
Loans and leases	4,789,068	4,537,128	4,609,228	4,469,457	4,454,620
Allowance for loan and lease losses	(59,458)	(55,012)	(60,598)	(61,719)	(65,590)
Net loans and leases	4,729,610	4,482,116	4,548,630	4,407,738	4,389,030
Servicing assets, at fair value	24,497	23,744	23,597	24,683	22,140
Premises and equipment, net	62,281	62,548	76,995	80,482	85,182
Other real estate owned, net	2,221	2,112	3,033	4,417	5,952
Goodwill and other intangible assets, net	163,962	165,558	167,296	169,034	170,882
Bank-owned life insurance	80,604	80,039	60,992	60,628	60,258
Deferred tax assets, net	67,335	50,329	45,165	43,127	48,662
Accrued interest receivable and other assets	113,123	116,328	129,775	100,570	118,883
Total assets	$6,834,636	$6,696,172	$6,704,451	$6,540,602	$6,750,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,281,612	$2,158,420	$2,117,749	$2,089,455	$2,015,643
Interest-bearing deposits	3,248,490	2,996,627	3,040,529	3,002,740	3,008,897
Total deposits	5,530,102	5,155,047	5,158,278	5,092,195	5,024,540
Other borrowings	311,450	519,723	539,119	446,836	749,719
Subordinated notes, net	73,560	73,517	73,473	73,429	73,386
Junior subordinated debentures issued to capital trusts, net	37,011	36,906	36,796	36,682	36,565
Accrued expenses and other liabilities	93,842	74,597	72,367	74,387	72,120
Total liabilities	6,045,965	5,859,790	5,880,033	5,723,529	5,956,330
STOCKHOLDERS’ EQUITY
Preferred stock	—	10,438	10,438	10,438	10,438
Common stock	388	387	386	385	385
Additional paid-in capital	595,006	593,753	592,192	590,422	589,209
Retained earnings	290,397	271,676	258,077	236,363	210,385
Treasury stock	(40,732)	(31,570)	(31,161)	(20,712)	(8,275)
Accumulated other comprehensive income (loss), net of tax	(56,388)	(8,302)	(5,514)	177	(8,347)
Total stockholders’ equity	788,671	836,382	824,418	817,073	793,795
Total liabilities and stockholders’ equity	$6,834,636	$6,696,172	$6,704,451	$6,540,602	$6,750,125

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2022	2021	2021	2021	2021
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$55,426	$58,570	$56,291	$54,324	$53,808
Interest on securities	6,155	5,619	5,534	6,359	6,089
Other interest and dividend income	237	495	947	628	262
Total interest and dividend income	61,818	64,684	62,772	61,311	60,159
INTEREST EXPENSE
Deposits	1,087	1,037	986	1,058	1,421
Other borrowings	395	330	349	482	502
Subordinated notes and debentures	1,600	1,589	1,592	1,597	1,596
Total interest expense	3,082	2,956	2,927	3,137	3,519
Net interest income	58,736	61,728	59,845	58,174	56,640
PROVISION/(RECAPTURE) FOR LOAN AND LEASE LOSSES	4,995	(1,293)	352	(1,969)	4,367
Net interest income after provision/(recapture) for loan and lease losses	53,741	63,021	59,493	60,143	52,273
NON-INTEREST INCOME
Fees and service charges on deposits	1,884	1,955	1,867	1,768	1,664
Loan servicing revenue	3,380	3,392	3,344	3,188	2,769
Loan servicing asset revaluation	(1,231)	(2,510)	(2,650)	7	(1,505)
ATM and interchange fees	1,049	1,219	1,201	1,044	1,012
Net realized gains (losses) on securities available-for-sale	—	(21)	130	(136)	1,462
Change in fair value of equity securities, net	(151)	(98)	(275)	517	(206)
Net gains on sales of loans	10,827	12,924	12,761	12,270	8,319
Wealth management and trust income	1,048	764	815	722	768
Other non-interest income	2,620	1,389	1,302	1,622	1,459
Total non-interest income	19,426	19,014	18,495	21,002	15,742
NON-INTEREST EXPENSE
Salaries and employee benefits	28,959	28,850	25,978	24,588	21,806
Occupancy and equipment expense, net	5,128	4,995	4,982	4,856	5,779
Impairment charge on assets held for sale	—	8,351	1,434	1,943	604
Loan and lease related expenses	(891)	2,328	1,175	1,503	951
Legal, audit, and other professional fees	2,600	2,376	2,710	2,898	2,214
Data processing	3,186	3,070	3,108	2,847	2,755
Net loss recognized on other real estate owned and other related expenses	54	26	42	389	621
Other intangible assets amortization expense	1,596	1,738	1,738	1,848	1,749
Other non-interest expense	3,923	7,234	3,013	2,109	2,363
Total non-interest expense	44,555	58,968	44,180	42,981	38,842
INCOME BEFORE PROVISION FOR INCOME TAXES	28,612	23,067	33,808	38,164	29,173
PROVISION FOR INCOME TAXES	6,301	5,878	8,502	9,672	7,375
NET INCOME	22,311	17,189	25,306	28,492	21,798
Dividends on preferred shares	196	196	196	195	196
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$22,115	$16,993	$25,110	$28,297	$21,602
EARNINGS PER COMMON SHARE
Basic	$0.60	$0.46	$0.68	$0.75	$0.57
Diluted	$0.58	$0.45	$0.66	$0.73	$0.56

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	March 31,	December 31,	September 30,	June 30,	March 31,
and per share data)	2022	2021	2021	2021	2021

Earnings per Common Share
Basic earnings per common share	$0.60	$0.46	$0.68	$0.75	$0.57
Diluted earnings per common share	$0.58	$0.45	$0.66	$0.73	$0.56
Adjusted diluted earnings per common share(2)(3)(4)	$0.58	$0.69	$0.69	$0.77	$0.57
Weighted average common shares outstanding (basic)	37,123,161	37,124,176	37,200,778	37,965,658	38,164,201
Weighted average common shares outstanding (diluted)	38,042,822	37,999,401	38,018,301	38,696,036	38,915,482
Common shares outstanding	37,811,582	37,713,903	37,690,087	38,094,972	38,641,851
Cash dividends per common share	$0.09	$0.09	$0.09	$0.06	$0.06
Dividend payout ratio on common stock	15.52%	20.00%	13.64%	8.22%	10.71%
Tangible book value per common share(1)	$16.52	$17.51	$17.16	$16.74	$15.85
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	3.82%	3.97%	3.92%	3.76%	3.78%
Average cost of deposits	0.08%	0.08%	0.08%	0.08%	0.12%
Efficiency ratio(2)	54.96%	70.88%	54.18%	51.95%	51.25%
Adjusted efficiency ratio(1)(2)(3)	54.96%	55.46%	52.35%	49.50%	50.41%
Non-interest expense to average assets	2.69%	3.49%	2.67%	2.57%	2.39%
Adjusted non-interest expense to average assets(1)(3)	2.69%	2.76%	2.58%	2.45%	2.35%
Return on average stockholders' equity	10.87%	8.13%	12.19%	14.10%	10.96%
Adjusted return on average stockholders' equity(1)(3)(4)	10.87%	12.42%	12.69%	14.80%	11.18%
Return on average assets	1.35%	1.02%	1.53%	1.70%	1.34%
Adjusted return on average assets(1)(3)(4)	1.35%	1.56%	1.59%	1.78%	1.37%
Non-interest income to total revenues(1)	24.85%	23.55%	23.61%	26.53%	21.75%
Pre-tax pre-provision return on average assets(1)	2.03%	1.29%	2.07%	2.16%	2.06%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.03%	2.03%	2.15%	2.28%	2.10%
Return on average tangible common stockholders' equity(1)	14.36%	10.94%	16.22%	18.87%	14.86%
Adjusted return on average tangible common stockholders' equity(1)(3)	14.36%	16.38%	16.86%	19.77%	15.15%
Non-interest-bearing deposits to total deposits	41.26%	41.87%	41.06%	41.03%	40.12%
Loans and leases held for sale and loans and lease held for investment to total deposits	87.31%	89.26%	90.29%	88.26%	89.23%
Deposits to total liabilities	91.47%	87.97%	87.73%	88.97%	84.36%
Deposits per branch	$125,684	$117,160	$117,234	$115,732	$109,229
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.42%	0.51%	0.75%	0.79%	0.83%
ALLL to total loans and leases held for investment, net before ALLL	1.24%	1.21%	1.31%	1.38%	1.47%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.05%	0.37%	0.13%	0.17%	0.47%
Acquisition accounting adjustments(4)	$3,364	$4,769	$6,327	$9,393	$10,424
Capital Ratios
Common equity to total assets	11.54%	12.33%	12.14%	12.33%	11.61%
Tangible common equity to tangible assets(1)	9.36%	10.11%	9.89%	10.01%	9.31%
Leverage ratio	10.70%	10.89%	11.21%	10.82%	10.93%
Common equity tier 1 capital ratio	10.75%	11.39%	11.32%	11.97%	12.09%
Tier 1 capital ratio	11.49%	12.37%	12.32%	13.05%	13.20%
Total capital ratio	13.72%	14.70%	14.78%	15.74%	15.96%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Net income and earnings per share excluding significant items
Reported Net Income	$22,311	$17,189	$25,306	$28,492	$21,798
Significant items:
Impairment charges on assets held for sale and ROU asset	—	12,449	1,434	1,943	604
Tax benefit	—	(3,377)	(390)	(530)	(165)
Adjusted Net Income	$22,311	$26,261	$26,350	$29,905	$22,237
Reported Diluted Earnings per Share	$0.58	$0.45	$0.66	$0.73	$0.56
Significant items:
Impairment charges on assets held for sale and ROU asset	—	0.33	0.04	0.05	0.02
Tax benefit	—	(0.09)	(0.01)	(0.01)	(0.01)
Adjusted Diluted Earnings per Share	$0.58	$0.69	$0.69	$0.77	$0.57

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	March 31,	December 31,	September 30,	June 30,	March 31,
ratios annualized, where applicable)	2022	2021	2021	2021	2021
Adjusted non-interest expense:
Non-interest expense	$44,555	$58,968	$44,180	$42,981	$38,842
Less: Significant items
Impairment charges on assets held for sale and ROU asset	—	12,449	1,434	1,943	604
Adjusted non-interest expense	$44,555	$46,519	$42,746	$41,038	$38,238
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$44,555	$46,519	$42,746	$41,038	$38,238
Less: Amortization of intangible assets	1,596	1,738	1,738	1,848	1,749
Adjusted non-interest expense excluding amortization of intangible assets	$42,959	$44,781	$41,008	$39,190	$36,489
Pre-tax pre-provision net income:
Pre-tax income	$28,612	$23,067	$33,808	$38,164	$29,173
Add: Provision/(recapture) for loan and lease losses	4,995	(1,293)	352	(1,969)	4,367
Pre-tax pre-provision net income	$33,607	$21,774	$34,160	$36,195	$33,540
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$33,607	$21,774	$34,160	$36,195	$33,540
Impairment charges on assets held for sale and ROU asset	—	12,449	1,434	1,943	604
Adjusted pre-tax pre-provision net income	$33,607	$34,223	$35,594	$38,138	$34,144
Tax equivalent net interest income
Net interest income	$58,736	$61,728	$59,845	$58,174	$56,640
Add: Tax-equivalent adjustment	236	256	264	269	250
Net interest income, fully taxable equivalent	$58,972	$61,984	$60,109	$58,443	$56,890
Total revenue:
Net interest income	$58,736	$61,728	$59,845	$58,174	$56,640
Add: Non-interest income	19,426	19,014	18,495	21,002	15,742
Total revenue	$78,162	$80,742	$78,340	$79,176	$72,382
Tangible common stockholders' equity:
Total stockholders' equity	$788,671	$836,382	$824,418	$817,073	$793,795
Less: Preferred stock	—	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	163,962	165,558	167,296	169,034	170,882
Tangible common stockholders' equity	$624,709	$660,386	$646,684	$637,601	$612,475
Tangible assets:
Total assets	$6,834,636	$6,696,172	$6,704,451	$6,540,602	$6,750,125
Less: Goodwill and other intangibles	163,962	165,558	167,296	169,034	170,882
Tangible assets	$6,670,674	$6,530,614	$6,537,155	$6,371,568	$6,579,243
Average tangible common stockholders' equity:
Average total stockholders' equity	$832,161	$838,975	$823,754	$810,490	$806,452
Less: Average preferred stock	9,974	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	164,837	166,396	168,140	169,906	171,795
Average tangible common stockholders' equity	$657,350	$662,141	$645,176	$630,146	$624,219
Average tangible assets:
Average total assets	$6,705,986	$6,699,069	$6,560,868	$6,720,492	$6,587,765
Less: Average goodwill and other intangibles	164,837	166,396	168,140	169,906	171,795
Average tangible assets	$6,541,149	$6,532,673	$6,392,728	$6,550,586	$6,415,970
Tangible net income available to common stockholders:
Net income available to common stockholders	$22,115	$16,993	$25,110	$28,297	$21,602
Add: After-tax intangible asset amortization	1,163	1,266	1,265	1,344	1,272
Tangible net income available to common stockholders	$23,278	$18,259	$26,375	$29,641	$22,874
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$23,278	$18,259	$26,375	$29,641	$22,874
Impairment charges on assets held for sale and ROU asset	—	12,449	1,434	1,943	604
Tax benefit on significant items	—	(3,377)	(390)	(530)	(165)
Adjusted tangible net income available to common stockholders	$23,278	$27,331	$27,419	$31,054	$23,313

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$33,607	$21,774	$34,160	$36,195	$33,540
Average total assets	6,705,986	6,699,069	6,560,868	6,720,492	6,587,765
Pre-tax pre-provision return on average assets	2.03%	1.29%	2.07%	2.16%	2.06%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$33,607	$34,223	$35,594	$38,138	$34,144
Average total assets	6,705,986	6,699,069	6,560,868	6,720,492	6,587,765
Adjusted pre-tax pre-provision return on average assets	2.03%	2.03%	2.15%	2.28%	2.10%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$58,972	$61,984	$60,109	$58,443	$56,890
Total average interest-earning assets	6,253,889	6,189,762	6,076,065	6,231,616	6,097,712
Net interest margin, fully taxable equivalent	3.82%	3.97%	3.92%	3.76%	3.78%
Non-interest income to total revenues:
Non-interest income	$19,426	$19,014	$18,495	$21,002	$15,742
Total revenues	78,162	80,742	78,340	79,176	72,382
Non-interest income to total revenues	24.85%	23.55%	23.61%	26.53%	21.75%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$44,555	$46,519	$42,746	$41,038	$38,238
Average total assets	6,705,986	6,699,069	6,560,868	6,720,492	6,587,765
Adjusted non-interest expense to average assets	2.69%	2.76%	2.58%	2.45%	2.35%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$42,959	$44,781	$41,008	$39,190	$36,489
Total revenues	78,162	80,742	78,340	79,176	72,382
Adjusted efficiency ratio	54.96%	55.46%	52.35%	49.50%	50.41%
Adjusted return on average assets:
Adjusted net income	$22,311	$26,261	$26,350	$29,905	$22,237
Average total assets	6,705,986	6,699,069	6,560,868	6,720,492	6,587,765
Adjusted return on average assets	1.35%	1.56%	1.59%	1.78%	1.37%
Adjusted return on average stockholders' equity:
Adjusted net income	$22,311	$26,261	$26,350	$29,905	$22,237
Average stockholders' equity	832,161	838,975	823,754	810,490	806,452
Adjusted return on average stockholders' equity	10.87%	12.42%	12.69%	14.80%	11.18%
Tangible common equity to tangible assets:
Tangible common equity	$624,709	$660,386	$646,684	$637,601	$612,475
Tangible assets	6,670,674	6,530,614	6,537,155	6,371,568	6,579,243
Tangible common equity to tangible assets	9.36%	10.11%	9.89%	10.01%	9.31%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$23,278	$18,259	$26,375	$29,641	$22,874
Average tangible common stockholders' equity	657,350	662,141	645,176	630,146	624,219
Return on average tangible common stockholders' equity	14.36%	10.94%	16.22%	18.87%	14.86%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$23,278	$27,331	$27,419	$31,054	$23,313
Average tangible common stockholders' equity	657,350	662,141	645,176	630,146	624,219
Adjusted return on average tangible common stockholders' equity	14.36%	16.38%	16.86%	19.77%	15.15%
Tangible book value per share:
Tangible common equity	$624,709	$660,386	$646,684	$637,601	$612,475
Common shares outstanding	37,811,582	37,713,903	37,690,087	38,094,972	38,641,851
Tangible book value per share	$16.52	$17.51	$17.16	$16.74	$15.85